Child, Van Wagoner & Bradshaw, PLLC

A Professional Limited Liability Company of CERTIFIED PUBLIC ACCOUNTANTS

 1284 West Flint Meadow Drive, Suite D, Kaysville, UT 84037                                                                                                                                                                                                             Phone:  801-927-1337  Fax:  801-927-1344

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

MoJo Entertainment, Inc.

Las Vegas, NV

We hereby consent to the inclusion in the Form SB-2/A Registration Statement of our Reports of Independent Registered Public Accounting Firm as follows:

  Report dated May 31, 2006 on our audit of the financial statements of MoJo Entertainment, Inc. as of and for the three months ended March 31, 2006, and for the period of December 29, 2003 (inception) to March 31, 2006.

  Report dated May 31, 2006 on our audit of the financial statements of MoJo Entertainment, Inc. as of and for the years ended December 31, 2005 and 2004, and for the period of December 29, 2003 (inception) to December 31, 2005.

  Report dated February 23, 2005 on our audit of the financial statement of MoJo Entertainment, Inc. as of December 31, 2004 and 2003, and for the year ended December 31, 2004, and for the periods of inception to December 31, 2004 and 2003.

Sincerely,

Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC

Kaysville, UT

July 11, 2006